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PRICEWATERHOUSECOOPERS  [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                      One Lincoln Center
                                                      Syracuse NY 13202-9972
                                                      Telephone (315) 474-8541
                                                      Facsimile (315) 473-1385

                              CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference from the Company's Annual Report on Form 10-K in the registration statement of Pathfinder Bancorp, Inc. on Form S-2 of our report dated February 6, 1998, on our audits of the consolidated financial statements of Pathfinder Bancorp, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".


/s/ PicewaterhouseCoopers LLP
Syracuse New York
September 18, 1998